EXHIBIT 10.2

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

Amendment No. 1, dated as of September 29, 2017 (the "Amendment"), to the Agreement and Plan of Merger, dated as of May 4, 2017 (the "Agreement"), by and between Emclaire Financial Corp, a Pennsylvania corporation (the "Company"), and Northern Hancock Bank and Trust Co., a West Virginia chartered bank ("NHBT").

WITNESSETH

WHEREAS, pursuant to Section 11.3 of the Agreement, the parties to the Agreement desire to amend the Agreement;

NOW THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Section 3.1  Conversion of NHBT Common Stock; Merger Consideration.  Section 3.1.3 of the Agreement is hereby amended and restated to read as follows:

"Except for Dissenting Shares, each outstanding share of NHBT Common Stock shall be converted into the right to receive (i) 0.9793 (the "Exchange Ratio") of a share of Company Common Stock, subject to adjustment as provided in Section 3.1.5 (the "Per Share Stock Consideration"), and (ii) a cash payment, without interest, equal to $0.361 (the "Per Share Cash Consideration")."
2. Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

3. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws the Commonwealth of Pennsylvania, without giving effect to its principals of conflict of law.

4. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers as of the day and year first above written.

Emclaire Financial Corp

By:	/s/William C. Marsh
Name: William C. Marsh
Title: President and Chief Executive Officer

Northern Hancock Bank and Trust Co.

By:	/s/Mark A. Mangano
Name: Mark A. Mangano
Title: President and Chief Executive Officer

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